Exhibit 99.1

                      Contacts:   Bill Chardavoyne
                                  Chief Financial Officer
                                  (310) 255-2229
                                  bchardavoyne@activision.com

                                  Kristin Mulvihill Southey
                                  Vice President, Investor Relations
                                 (310) 255-2635
                                  ksouthey@activision.com

                                  Maryanne Lataif
                                  Vice President, Corporate Communications
                                 (310) 255-2704
                                  mlataif@activision.com

FOR IMMEDIATE RELEASE


             ACTIVISION ANNOUNCES RECORD FIRST QUARTER 2005 RESULTS

        - Net Revenues Hit Q1 All Time High, Rising 33% Year Over Year -
    - Company Increases Q2 and Fiscal 2005 Net Revenues and E.P.S. Outlook -
      - FY 2005 Earnings Per Diluted Share Outlook Up 28% Year Over Year -

                                      -

     Santa Monica, CA - July 21, 2004 - Activision, Inc. (Nasdaq: ATVI) today announced financial results for the first fiscal quarter ended June 30, 2004.

     Net revenues were $211.3 million as compared to net revenues of $158.7 million reported for the first quarter last fiscal year. Net income for the first fiscal quarter was $12.0 million, an increase of $7.8 million, as compared with net income of $4.2 million for the previous first quarter. Earnings per diluted share were $0.08, an increase of $0.05, as compared with $0.03 per diluted share reported for the same period last year.

     Robert A. Kotick, Chairman and CEO of Activision, stated, "In addition to delivering record net revenues for the first quarter, we also significantly increased our earnings. Both Shrek 2(TM) and Spider-Man 2(TM) were top-selling titles, and as of today, the two titles combined have shipped more than five million units. In the past nine months, all five games created by our internal development studios have each shipped more than one million units, with three shipping more than three million units."


                                     (more)

Activision Announces Q1 FY 2005 Results

     Kotick continued, "Our focus on big propositions is yielding superb results and we intend to continue leveraging our increasing portfolio of franchises. For the balance of this year and next year, our production strategy centers around developing games based on proven, predictable brands. This strategy should enable us to grow our revenues, earnings and operating margin, and increase our return on invested capital as we have over the past few years. As we look toward the future, Activision will also selectively develop groundbreaking original content, as we did last year with the introductions of True Crime: Streets of L.A.(TM) and Call of Duty(TM)."


Business Highlights

     Activision's results were driven by strong global consumer response to its products across all platforms. During the quarter, the company released Shrek 2(TM) and Spider-Man 2(TM) for the PlayStation(R) 2 computer entertainment system, Xbox(R)video game system, Nintendo(R) GameCube(TM), Nintendo Game Boy(R) Advance and the PC and True Crime: Streets of L.A.(TM) for the PC.

     Other highlights include:

     o Today, Activision announced that one of its wholly owned studios, Neversoft, the creators behind the Tony Hawk franchise, is in development on a compelling new intellectual property that will bring Neversoft's world renowned development prowess to a new genre. The unnamed title is slated for release in fiscal 2006, alongside a new game based on the Tony Hawk franchise that Neversoft will also develop for fiscal 2006.

     o According to NPD TRSTS, Spider-Man 2 was the #1 best-selling video game in the U.S. across all platforms for the month of June. Additionally, Shrek 2 was the #1 best-selling title across all platforms for the month of May and the #2 game behind Spider-Man 2 in June.

     o On July 16, Activision Value Publishing, announced a multi-year alliance with Discovery Consumer Products to develop and distribute video games based on the popular television series American Chopper.


                                     (more)

Activision Announces Q1 FY 2005 Results

     o On July 14, Activision confirmed that id Software's highly anticipated DOOM 3(TM) for the PC has entered manufacturing and will begin shipping to retail stores worldwide the week of August 2.

     o On July 7, Activision announced that the company's North American Publishing unit has shipped more than two million units of its Spider-Man 2 video game timed to the theatrical release of Sony Pictures Entertainment's Columbia Pictures "Spider-Man(R) 2".

     o On April 8, Activision announced that it had partnered with Nielsen Entertainment to develop a new initiative that will allow video game companies to supply advertisers with audience measurement metrics to help them assess the impact of in-game ad exposure. The new initiative will provide tools for advertisers to effectively measure everything from ad exposure to demographics to audience recall when it comes to video game use.

     Activision also increased its outlook for fiscal 2005. For the second quarter, the company expects net revenues of $254 million and earnings per diluted share of $0.08. For the third quarter, it expects net revenues of $515 million and earnings per diluted share of $0.52. For the fourth quarter, Activision expects net revenues of $120 million and earnings per diluted share of $0.01. For the full fiscal year, the company expects net revenues of $1.10 billion and earnings per diluted share of $0.69. The company's previous fiscal year outlook was $1.05 billion in net revenues and earnings per diluted share of $0.64. The company's revised outlook represents a 16% increase in net revenues and a 28% increase in earnings per diluted share year over year.

     Looking ahead to the second quarter, Activision's slate will be driven by Doom 3(TM) and Rome: Total War(TM), two of the most anticipated PC games of the year; Call of Duty: United Offensive(TM), the expansion pack to the best-selling, critically acclaimed PC title Call of Duty; DreamWork's Shark Tale(TM), for the PlayStation 2 computer entertainment system, Xbox video game system, Nintendo GameCube, Nintendo Game Boy Advance and the PC; and X-Men Legends(TM) for the PlayStation 2 computer entertainment system, Xbox video game system and Nintendo GameCube.

     Today at 4:30 p.m. EDT, Activision's management will host a conference call and Webcast to discuss its Q1 fiscal year 2005 results and outlook. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into (719) 457-2617 in the U.S.


                                     (more)

Activision Announces Q1 FY 2005 Results

     Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $948 million for the fiscal year ended March 31, 2004.

     Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Japan, Australia, Scandinavia and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.

Note: The statements made in this press release that are not historical facts are "forward-looking" statements. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements.

Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities.

These important factors and other factors that potentially could affect the company's financial results are described in our filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers of this press release are referred to such filings. The company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the company's assumptions or otherwise. The company undertakes no obligation to release publicly any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                               (Tables to Follow)

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

                                                    Quarter ended June 30,
                                                 ---------------------------
                                                     2004           2003
                                                 ------------   ------------
                                                                 Restated

Net revenues                                      $  211,276      $  158,725
Costs and expenses:
      Cost of sales - product costs                   89,088          76,610
      Cost of sales - software royalties and          12,283          15,498
        amortization
      Cost of sales - intellectual property           17,648          10,143
        licenses
      Product development                             21,105          13,580
      Sales and marketing                             41,734          26,285
      General and administrative                      13,685          11,463
                                                 ------------    -----------
           Total operating expenses                  195,543         153,579

Operating income                                      15,733           5,146
Investment income, net                                 2,112           1,257
Income before provision for income taxes              17,845           6,403
Provision for income taxes                             5,888           2,240
                                                 ------------    -----------
Net income                                        $   11,957      $    4,163
                                                 ============    ===========

Basic earnings per share                          $     0.09      $     0.03
Weighted average common shares outstanding           137,765         132,069


Diluted earnings per share                        $     0.08      $     0.03
Weighted average common shares outstanding
 assuming dilution                                   153,407         140,655

Share and earnings per share data have been restated to reflect our three-for-two stock split for shareholders of record as of February 23, 2004, paid March 15, 2004.

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)


                                                          June 30,    March 31,
                                                            2004        2004
                                                          --------    ---------
ASSETS
 Current assets:
   Cash, cash equivalents and short-term investments     $ 539,146    $ 587,649
   Accounts receivable, net                                123,048       62,577
   Inventories                                              39,635       26,427
   Software development                                     75,696       58,320
   Intellectual property licenses                           15,159       32,115
   Deferred income taxes                                    23,497       26,127
   Other current assets                                     21,184       18,660
                                                         ---------    ---------
        Total current assets                               837,365      811,875

 Software development                                       21,660       28,386
 Intellectual property licenses                             17,630       16,380
 Property and equipment, net                                24,841       25,539
 Deferred income taxes                                       6,666        9,064
 Other assets                                                1,243        1,080
 Goodwill                                                   76,436       76,493
                                                         ---------    ---------
        Total assets                                     $ 985,841    $ 968,817
                                                         =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Accounts payable                                         75,558       72,874
   Accrued expenses                                         56,534       63,205
       Total current liabilities                           132,092      136,079
 Shareholders' equity:
   Common stock                                                  -            -
   Additional paid-in capital                              770,257      758,626
   Retained earnings                                       220,236      208,279
   Treasury stock                                         (144,128)    (144,128)
   Accumulated other comprehensive income                    7,384        9,961
                                                         ---------    ---------
       Total shareholders' equity                          853,749      832,738
                                                         ---------    ---------
          Total liabilities and shareholders' equity     $ 985,841    $ 968,817
                                                         =========    =========

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter Ended June 30, 2004 and 2003
(Amounts in thousands)


                                                                     Percent
                                                                     Increase
                                      Quarter Ended                 (Decrease)
                        ------------------------------------------------------
                            June 30, 2004          June 30, 2003
                          Amount   % of Total    Amount  % of Total
                        ---------  ----------  ---------  ----------

Geographic Revenue Mix
  United States         $125,191      59%      $ 82,739        52%        51%
  International           86,085      41%        75,986        48%        13%
                        --------     ----      --------       ----       ----
  Total net revenues    $211,276     100%      $158,725       100%        33%


Activity/Platform Mix
Publishing:
  Console               $119,127      74%       $ 88,484       77%        35%
  Hand-held               18,430      11%          4,596        4%       301%
  PC                      24,095      15%         21,325       19%        13%
                        --------     ----       --------      ----       ----
  Total publishing      $161,652      77%       $114,405       72%        41%

Distribution:
  Console               $ 39,194      79%       $ 35,342       80%        11%
  Hand-held                3,655       7%          2,912        6%        26%
  PC                       6,775      14%          6,066       14%        12%
                        --------     ----       --------      ----       ----
  Total distribution    $ 49,624      23%       $ 44,320       28%        12%
                        --------     ----       --------      ----       ----
  Total net revenues    $211,276     100%       $158,725      100%        33%
                        ========     ====       ========      ====       ====

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter Ended June 30, 2004 and 2003


                                     -----------------     ------------------
                                      Quarter Ended          Quarter Ended
                                      June 30, 2004         Jun3 30, 2003
-----------------------------        -----------------     ------------------
Publishing Net Revenues

   PC                                      15%                    19%
-----------------------------        -----------------     ------------------

   Console                                 74%                    77%
-----------------------------        -----------------     ------------------
      PlayStation  2                       42%                    37%
      Microsoft Xbox                       16%                    31%
      Nintendo GameCube                    15%                     5%
      PlayStation                           1%                     4%

   Hand-held                               11%                     4%
-----------------------------        -----------------     ------------------
      Game Boy Advance                     11%                     4%

-----------------------------        -----------------     ------------------
Total publishing net revenues              100%                  100%
-----------------------------        =================     ==================